Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to incorporation by reference of our reserves report dated February 3, 2014, included in the Annual Report on Form 10-K of Halcón Resources Corporation (the “Company”) for the fiscal year ended December 31, 2013, as well as in the notes to the financial statements included therein. We also hereby consent to the references to our firm, in the context in which they appear, and to the incorporation by reference of our reserves report dated February 3, 2014, into the Registration Statements on Form S-3 (File Nos. 333-149319, 333-180243, 333-182996, 333-183560, 333-183843, 333-188640 and 333-191429), Form S-8 (File Nos. 333-137311, 333-151428, 333-166893, 333-180099, 333-183559 and 333-188948), and Form S-4 (File Nos. 333-181537 and 333-187139) filed with the U.S. Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

February 25, 2014